UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 25, 2012
Date of Report (Date of earliest event reported)

Annie’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35470	20-1266625
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)
1610 Fifth Street
Berkeley, CA 94710
(Address of principal executive offices, including zip code)

(510) 558-7500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Annie’s, Inc. and certain of its subsidiaries (together, the “Company”) have entered into material definitive agreements or material amendments to material definitive agreements (collectively, the “Agreements”).  The forthcoming descriptions of the Agreements are qualified in their entirety by reference to each of the Agreements, which the Company has either filed herewith or intends to file as exhibits to its Form 10-Q for its fiscal quarter ending September 30, 2012 and are incorporated by reference herein.  In connection with filing such Agreements, the Company intends to seek confidential treatment of certain terms of certain of the Agreements in accordance with the procedures of the Securities and Exchange Commission.

Amended and Restated Contract Manufacturing and Packaging Agreement – Philadelphia Macaroni Company

The Company entered into an Amended and Restated Contract Manufacturing and Packaging Agreement with Philadelphia Macaroni Company (“PMAC”), dated as of September 25, 2012 (the “PMAC Agreement”).   Pursuant to the PMAC Agreement, PMAC will manufacture, package, store and ship all of the Company’s requirements for certain of the Company’s cheese and pasta products on a non-exclusive basis.  The Agreement is effective as of September 25, 2012 (the “Effective Date”) and will continue in effect until March 31, 2021. Thereafter, the PMAC Agreement will renew automatically each year for a period of one year unless either party provides written notice of non-renewal to the other party at least 360 days prior to the expiration of the then-current term.  The PMAC Agreement may also be terminated by either party if the other party has failed to perform any material term of the PMAC Agreement and has failed to correct the same within 30 days after written notice of such failure.  Additionally, beginning five years after the Effective Date either party can terminate the contract without cause pursuant to proper notice. The Company will pay PMAC for products ordered in accordance with the terms and conditions of the PMAC Agreement and has agreed to annual minimum product purchase requirements.  Products that do not meet the Specifications (as defined in the PMAC Agreement) may be rejected by the Company within seven days of delivery and the Company may refuse to pay for such rejected products. Furthermore, the Company has the right to inspect PMAC’s manufacturing and warehouse facilities.

Amendment to Contract Manufacturing and Packaging Agreement – Chelten House Products, Inc.

The Company entered in an Amendment to Contract Manufacturing Agreement with Chelten House Products, Inc. (“Chelten House”), dated as of September 25, 2012 (the “Chelten House Amendment”) to amend the Contract Manufacturing and Packaging Agreement by and between the Company and Chelten House dated May 29, 2009 (the “Chelten House Agreement”). Under the Chelten House Agreement, Chelten House produces and packages certain of the Company’s salad dressing products. Pursuant to the Chelten House Amendment, a new fee schedule has been agreed upon by the parties and the parties have agreed that prior to the end of any then-current term, Chelten House shall provide a new fee schedule to the Company for the succeeding term, to be negotiated in good-faith. Furthermore, the Chelten House Amendment states that the Extension Term (as defined in the Chelten House Amendment) will commence on October 1, 2012 and continue through September 30, 2017. Thereafter, the Chelten House Agreement will renew automatically for subsequent one year periods unless either party provides written notice of non-renewal to the other party at least 180 days prior to the expiration of the then-current term.

First Amendment to Lease – Cedar/Fourth Street Partners

The Company entered into a First Amendment to Lease with Cedar/Fourth Street Partners (the “Landlord”), dated as of September 25, 2012 (the “Lease Amendment”) to amend a lease between the Company and the Landlord, dated as of November 15, 2010, for the Company’s corporate headquarters at 1610 Fifth Street, Berkeley, California (the “Lease”).  The Lease Amendment provides that the Landlord waives any right granted to it under the Lease to “recapture the Recapture Space [(as defined in the Lease Agreement)] except in the event that [the Company] defaults in occupying the Recapture Space…” Furthermore, the Lease Amendment provides that the Company shall have the option to extend the initial term of the lease for a period of three years and then a second option to extend the lease for an additional two year period (the “Option Periods”).  The terms and conditions of the Lease, as amended, will govern the Option Periods, except that during the Option Periods the monthly rent shall be ninety five percent (95%) of the Fair Market Rental Rate (as defined in the Lease).

The foregoing description is qualified in its entirety by reference to the Lease Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Contract Manufacturing and Packaging Agreement – Little Lady Foods, Inc.

The Company entered into a Contract Manufacturing and Packaging Agreement with Little Lady Foods, Inc. (“LLF”), dated as of September 28, 2012 (the “LLF Agreement”). Pursuant to the LLF Agreement, LLF will be the exclusive supplier of frozen pizzas to the Company, subject to certain conditions. The term of the LFF Agreement will continue for a period of four years and thereafter will renew automatically each year for a period of one year, unless either party provides the other party with written notice of non-renewal at least 180 days prior to the expiration of the then-current term. The LLF Agreement may also be terminated by either party if the other party has failed to perform any material term of the LLF Agreement and has failed to correct the same within 30 days after written notice of such failure. LLF will not manufacture similar types of pizza for any other customer in the retail food market without the Company’s prior written consent.  Additionally, LLF will be responsible for storing and shipping the Company’s pizza products. Under the LFF Agreement the Company will face a surcharge if certain minimum purchase amounts are not met and will receive a rebate if certain purchasing thresholds are exceeded by a certain point in the term of the LLF Agreement.  At any time within seven days from the date the products to be manufactured under the LLF Agreement are shipped from LLF’s facility, the Company may reject any products that were damaged while in LLF’s custody or that are not in material compliance with the terms and conditions of the LLF Agreement at the time such products left LLF’s facility.  Additionally, during periods of time when LLF is manufacturing the Company’s products, the Company has the right to inspect LLF’s manufacturing and warehouse facilities.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is being filed with this Current Report on Form 8-K:
Exhibit Number	Description
10.1	First Amendment to Lease by and between Cedar/Fourth Street Partners and the Company dated as of September 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annie’s, Inc.

Date: October 1, 2012	By:	/s/ Kelly J. Kennedy
Kelly J. Kennedy

Chief Financial Officer